Exhibit 99.2

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

MARCH 31, 2013 AND DECEMBER 31, 2012

	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$4,363	$7,496
Accounts receivable, net of allowance for doubtful accounts and cash discounts of $103 and $70, respectively	10,813	8,739
Inventories, net	8,698	9,138
Deferred income taxes	2,208	2,208
Prepaid expenses and other current assets	1,431	1,318
Total Current Assets	27,513	28,899
Equipment and Leasehold Improvements - net	3,117	3,232
Other Assets:
Deferred income taxes	9,865	10,909
Intellectual property	6,679	6,672
Goodwill	1,044	1,043
Other long-term assets	879	718
Total Other Assets	18,467	19,342
Total Assets	$49,097	$51,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of capital lease obligations	$556	$547
Accounts payable	1,984	2,468
Accounts payable to Colt Defense LLC	8,846	12,321
Accrued expenses	4,052	3,211
Current portion of accrued employee benefit costs	478	478
Customer advances	1,208	1,172
Total Current Liabilities	17,124	20,197
Other Liabilities:
Capital lease obligations, less current portion	149	291
Accrued employee benefit costs, less current portion	10,573	10,987
Deferred income and other liabilities	2,544	2,572
Total Other Liabilities	13,266	13,850
Total Liabilities	30,390	34,047

Stockholders’ Equity:
Common stock, $0.01 par value, 200,000 shares authorized, 41,242 and 41,252 shares issued as of March 31, 2013 and December 31, 2012, respectively	—	—
Paid in capital	23,908	23,911
Accumulated deficit	(832)	(2,100)
Accumulated other comprehensive loss	(4,369)	(4,385)
Total Stockholders’ Equity	18,707	17,426
Total Liabilities and Stockholders’ Equity	$49,097	$51,473

See accompanying notes and independent accountants’ review report.

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

	March 31, 2013	April 1, 2012
Net Sales:
Rifles	$30,791	$9,148
Handguns and other	12,783	9,812
Royalty income	645	439
Total Net Sales	44,219	19,399

Cost of Sales	39,075	17,237
	5,144	2,162

Selling, General and Administrative Expenses	2,782	2,032

Operating Income (Loss)	2,362	130

Other Income (Expense):
Transaction costs	(85)	—
Other, net	(13)	(44)

Total Other Income (Expense), net	(98)	(44)

Income Before Income Tax Expense	2,264	86

Income Tax Expense	996	34

Net Income	$1,268	$52

See accompanying notes and independent accountants’ review report.

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

	March 31, 2013	April 1, 2012
Net Income	$1,268	$52

Other Comprehensive Income (Loss), net of tax:
Pension liability	54	150
Post retirement healthcare liability	(38)	(295)

Total Other Comprehensive Income (Loss), net of tax	16	(145)

Total Comprehensive Income	$1,284	$(93)

See accompanying notes and independent accountants’ review report.

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

	Common Shares Issued	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance - December 31, 2011	41,333	$—	$23,933	$(2,660)	$(3,560)	$17,713

Purchase of Common Stock	—	—	—	—	—	—

Net Income	—	—	—	52	—	52

Other Comprehensive Income (Loss)
Pension liability	—	—	—	—	150	150
Post retirement healthcare liabilities	—	—	—	—	(295)	(295)

Balance - April 1, 2012	41,333	$—	$23,933	$(2,608)	$(3,705)	17,620

Balance - December 31, 2012	41,252	$—	$23,911	$(2,100)	$(4,385)	$17,426

Purchase of Common Stock	(10)	—	(3)	—	—	(3)

Net Income	—	—	—	1,268	—	1,268

Other Comprehensive Income (Loss)
Pension liability	—	—	—	—	54	54
Post retirement healthcare liabilities	—	—	—	—	(38)	(38)

Balance - March 31, 2013	41,242	$—	$23,908	$(832)	$(4,369)	$18,707

See accompanying notes and independent accountants’ review report.

NEW COLT HOLDING CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

	March 31, 2013	April 1, 2012
Cash Flows from Operating Activities
Net income	$1,268	$52
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	165	137
Amortization of deferred license fee income	(25)	(25)
Amortization of deferred royalty income	(14)	(14)
Deferred rent expense	11	11
Pension curtailment expense	—	354
Provision for deferred income taxes	775	24
Changes in operating assets and liabilities:
Receivables	(2,074)	(2,225)
Inventories	440	(413)
Prepaid expenses and other assets	(112)	88
Accounts payable and accrued expenses	(3,117)	3,270
Contract advances	36	417
Employee benefit costs	(130)	(74)
Net Cash (Used in) Provided by Operating Activities	(2,777)	1,602
Cash Flows From Investing Activities
Purchases of equipment	(43)	(273)
Purchase of design rights	(177)	—
Net Cash Used in Investing Activities	(220)	(273)
Cash Flows From Financing Activities
Payments on capital lease obligations	(133)	(125)
Purchase of common stock	(3)	—
Net Cash Used in Financing Activities	(136)	(125)

Change in Cash and Cash Equivalents	(3,133)	1,204
Cash and Cash Equivalents, beginning	7,496	3,607
Cash and Cash Equivalents, end	$4,363	$4,811

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$12	$20
Cash paid for income taxes	$—	$196

See accompanying notes and independent accountants’ review report.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 1 — BUSINESS AND PRINCIPLES OF CONSOLIDATION

New Colt Holding Corp. (NCHC) has one wholly-owned subsidiary, Colt’s Manufacturing Company LLC (CMC) (collectively, the Company). The Company designs, manufactures and sells handguns and spare parts and also distributes and sells a line of rifles manufactured by Colt Defense LLC sold in the commercial marketplace. The Company also earns royalties related to licensing the use of the Colt trade name through agreements with third parties to promote their products.

The accompanying consolidated financial statements include the accounts of NCHC and CMC. All intercompany transactions and balances have been eliminated from these consolidated financial statements.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates affecting the consolidated financial statements of the Company include allowances for excess and slow moving inventories, realization of deferred tax assets, the discount rate used in the valuation of pension and post retirement health care liabilities, the expected return on pension plan assets and the liability for incurred and reported, and incurred but not yet reported claims for the employee group medical program.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company maintains its cash accounts at a high credit quality and federally insured financial institution. Those deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. Cash deposited at such institutions is normally in excess of the insured limit.

REVENUE AND ACCOUNTS RECEIVABLE RECOGNITION

The Company recognizes revenue and accounts receivable from the sales of its product when ownership of the product transfers to the buyer, primarily upon shipment. Credit is extended based on an evaluation of a customer’s financial condition; generally, collateral is not required. Credit losses are provided for in the financial statements, primarily on a specific identification basis, and have been within management’s expectations. Once a customer is identified as high risk based on the customer’s history and credit worthiness, the Company will provide an allowance for the estimated uncollectible portion. Accounts are considered past due based on the original invoice date. Write-off of uncollectible accounts occurs when all reasonable collection efforts have been made.

INVENTORIES

Inventories are stated at the lower of cost, using the first-in, first-out method, or market. Cost includes materials, labor and manufacturing overhead related to the purchase of materials and parts, and production of products. The Company provides allowances for excess or slow moving inventories as well as inventories whose carrying value is in excess of net realizable value.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment, including tooling, and leasehold improvements are recorded at cost. Depreciation of equipment (including assets under capital leases) and amortization of leasehold improvements are computed using the straight-line method over the estimated useful life of the assets, which vary from 3 to 15 years, or the life of the lease, whichever is shorter. The Company evaluates equipment and leasehold improvements for impairment when there is an indication that impairment may exist. To date, there have been no impairment losses.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL AND INTANGIBLE ASSETS

Goodwill and intellectual property with indefinite lives are not amortized but rather are tested annually for impairment as of year-end. Impairment of goodwill and intellectual property would exist if the carrying value of the asset exceeds its estimated fair value. The intellectual property is evaluated annually to determine if useful lives continue to be indefinite. To date there have been no impairments.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are classified within cost of sales on the statements of income.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. The Company incurred advertising and promotional costs of $544 and $444 for the three months ended March 31, 2013 and April 1, 2012, respectively.

WARRANTY COSTS

The Company offers a service agreement in lieu of a warranty. The Company provides a reserve for warranty expense in the period of sale based on past experience. Accrued warranty cost at March 31, 2013 and December 31, 2012 was $295 and $256, respectively.

CUSTOMER ADVANCES

Customer advances represent payments by certain customers for products that have not yet been shipped.

DEFERRED LICENSE FEE INCOME

Deferred license fees are amortized to income over the initial term of the license (see Note 15).

TRANSACTION COSTS

Transaction costs consist of legal and professional fees incurred in connection with the exploration of certain strategic alternatives. During the three months ended March 31, 2013 and April 1, 2012, the Company incurred $85 and $0, respectively, in transaction costs.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SELF-FUNDED MEDICAL PLAN AND WORKERS’ COMPENSATION

The Company maintains a self-funded employee group medical plan under which the liability is limited by individual and aggregate stop loss insurance coverage. Included in the accompanying financial statements is a liability for reported claims outstanding, as well as an estimate of incurred but unreported claims, based on the Company’s best estimate of the ultimate cost not covered by stop loss insurance. The actual amount of the claims could differ from the estimated liability recorded of $150 and $145 at March 31, 2013 and December 31, 2012, respectively.

TAXES COLLECTED FROM CUSTOMERS

The Company presents taxes collected from customers on a net basis.

INCOME TAXES

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to the extent that it is more likely than not that the Company will not be able to utilize deferred income tax assets in the future.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company classifies the liability for unrecognized tax benefits as current to the extent that the Company anticipates payment (or receipt) of cash within one year. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. During 2012 the Company recorded a $260 liability for contingencies. The Company’s evaluation of uncertain tax positions was performed for the tax years ended December 31, 2009 and forward, the tax years which remain subject to examination as of March 31, 2013.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments are generally defined as cash, evidence of ownership interest in an entity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At March 31, 2013, management believes that the carrying value of cash and cash equivalents, receivables and payables approximated fair value because of the short maturity of these financial instruments. At March 31, 2013, management believes that the fair value of the Company’s debt approximated its carrying value based on interest rates available to the Company at the time.

REVISION

In connection with the consolidated financial statements for the years ended December 31, 2012 and 2011, certain adjustments were identified that affected the quarterly results in 2013 and 2012. The adjustments related primarily to information and related accounting for the Company’s post-retirement health plan, certain related tax matters and classification of certain balances on the consolidated statements of income and balance sheets. As a result of these items, the Company concluded that they would revise their consolidated financial statements for the quarter ended April 1, 2012. Based on an analysis of qualitative and quantitative factors, the adjustments were deemed immaterial to all of the periods presented.

SUBSEQUENT EVENTS

The Company completed its review of subsequent events through November 5, 2013, the date the accompanying financial statements were available to be issued. On July 12, 2013, Colt Defense LLC, New Colt Acquisition Corp., a wholly-owned subsidiary of Colt Defense LLC, the Company and Donald E. Zilkha and Edward L. Koch III (the “Stockholder Representatives”) entered into an Agreement and Plan of Merger. As a result of the Merger, the two manufacturers of Colt firearms were consolidated into a single enterprise, reversing a separation that occurred in 2003.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 3 — INVENTORIES

The component of inventories are as follows:

	March 31, 2013	December 31, 2012
Raw materials	$5,341	$5,440
Work-in-process	3,514	3,844
Finished goods	1,876	2,045
	10,731	11,329
Less allowance for excess and slow moving inventories	2,033	2,191
	$8,698	$9,138

NOTE 4 — LINE OF CREDIT

The Company has an available $2,000,000 line of credit agreement with a bank with interest payable on any outstanding amount at a rate equal to LIBOR plus 3.25 percentage points which expires on September 30, 2013. The line of credit is collateralized by the Company’s receivables, inventories, and equipment. Under the loan agreement, the Company is required to maintain specified debt service and interest coverage ratios and a minimum amount of member’s equity. The Company was in compliance with these financial covenants at March 31, 2013. The line of credit was not drawn on during the three months ended March 31, 2013. The line of credit was cancelled as of July 12, 2013 as a result of the Merger. See Note 2, subsequent events.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 5 — LEASE OBLIGATIONS

Future minimum lease payments at March 31, 2013 follow:

	Capital Leases	Operating Leases
2014	$584	$917
2015	121	743
2016	33	707
2017	—	668
2018	—	285
Thereafter	—	567
	738	3,887
Less amount representing interest at approximately 6.2%	33
Present value of net minimum lease payments	$705

Machinery and equipment under capital lease follow:

	March 31, 2013	December 31, 2012
Machinery and equipment	$2,386	$2,386
Accumulated depreciation	1,196	1,111
	$1,190	$1,275

The Company leased its facility from Colt Defense LLC for $161 per year through October 25, 2012. The lease was extended by mutual agreement at a rate of $349 per year commencing on October 25, 2012. Total lease expense for the three months ended March 31, 2013 and April 1, 2012 was $87 and $40, respectively.

Rent expense incurred under all operating leases for the three months ended March 31, 2013 and April 1, 2012 was $295 and $102, respectively.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 5 — LEASE OBLIGATIONS (CONTINUED)

In November 2011, the Company entered into an agreement with Osceola County in Florida to lease a 16,000 square foot facility located in Kissimmee, Florida (the Florida Facility). The Florida Facility was renovated by the County at their cost and the building was made available for occupancy during 2012. The State of Florida contributed $250 of funds to the County to assist with the cost of renovations. The Company is responsible for making a minimum capital investment of $2.5 million, of which $181 had been made through March 31, 2013. The Company entered into a twelve year lease of the Florida Facility. There are no lease payments due during the initial 5 years of the lease and the annual cost of the lease for the remainder of the term of the lease will be $108 per year with the lease expiring on January 15, 2023. The lease expense is being accounted for on a straight-line basis, with an annual charge of $66 being incurred over the term of the lease. At March 31, 2013, deferred lease expense was $16. In connection with these agreements, as amended, the Company is expected to hire a minimum number of employees commencing in 2013. As of March 31, 2013, the Company had not occupied the Florida Facility.

NOTE 6 — PENSION, SAVINGS AND POST RETIREMENT BENEFITS

The Company has two noncontributory, domestic defined benefit pension plans that cover substantially all eligible salaried and hourly employees. The Company has recorded a pension liability, which represents the excess of the accumulated benefit pension obligation over the related pension plan assets.

On March 31, 2012, the Company agreed to a new two-year collective bargaining unit agreement with Local 376 of the United Auto Workers. Under the terms of the contract, the Company froze the pension benefits under the hourly defined benefit plan effective December 31, 2012. Benefits under the salaried defined benefit plan have been frozen since January 1, 2010. Accordingly, participants retain the pension benefits that have already accrued. However, no additional benefits will accrue after the effective dates of the freezes.

The Company also provides certain postretirement health care coverage to retired U.S. employees who were subject to our collective bargaining agreement when they were employees. The cost of these postretirement benefits is determined actuarially and is recognized in the Company’s consolidated financial statements during the employees’ active working career. In connection with the Company’s collective bargaining agreement, they have capped certain retirees to approximately $250 (not in thousands) per employee per month.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 6 — PENSION, SAVINGS AND POST RETIREMENT BENEFITS (CONTINUED)

Disclosures related to the pension plans and the post retirement health care coverage as of and for the three months ended March 31, 2013 and April 1, 2012 are as follows:

	Pension Plans		Post Retirement Healthcare Plan
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Projected benefit obligation, beginning of year	$9,437	$8,585	$9,441	$7,915
Service cost	174	58	55	39
Interest cost	136	97	73	92
Actuarial cost	39	428	(220)	97
Benefits paid	(101)	(88)	(119)	(94)
Projected benefit obligation, end of year	9,685	9,080	9,230	8,049

Fair value of plan assets, beginning of year	7,413	6,506	—	—
Employer contributions	174	200	—	—
Actual return on plan assets	378	354	—	—
Benefits paid	(101)	(88)	—	—
Fair value of plan assets, end of year	7,864	6,972	—	—
Unfunded benefit obligations, end of period	$(1,821)	$(2,108)	$(9,230)	$(8,049)

The components of the unfunded benefit obligation of the hourly and salary defined benefit plans are as follows:

	March 31, 2013			December 31, 2012
	Hourly Plan	Salary Plan	Total	Hourly Plan	Salary Plan	Total
Projected benefit obligations	$7,391	$2,294	$9,685	$7,230	$2,207	$9,437
Fair value of plan assets	6,065	1,799	7,864	5,733	1,680	7,413
Unfunded benefit obligations	$(1,326)	$(495)	$(1,821)	$(1,497)	$(527)	$(2,024)

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 6 — PENSION, SAVINGS AND POST RETIREMENT BENEFITS (CONTINUED)

The components of the amounts recognized in the Company’s income statement are as follows:

	Pension Plans		Post Retirement Healthcare Plan
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Service cost	$174	$58	$55	$39
Interest cost	136	97	73	91
Expected return on assets	—	(137)	—	—
Curtailment charge	—	334	—	—
Amortization of unrecognized (benefit) prior service cost	—	15	69	26
Amortization of unrecognized loss	—	62	—	36
Net periodic benefit cost	$310	$429	$197	$192

Weighted average assumptions are as follows:

	Pension Plans		Post Retirement Healthcare Plan
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Discount rate	4.00%	4.00%	3.50%	3.50%
Expected return on plan assets	7.50%	7.50%	N/A	N/A

In developing the overall expected long-term return on plan assets assumption, a building block approach was used in which rates of return in excess of inflation were considered separately for equity securities, debt securities and other assets. The excess returns were weighted by the representative target allocation and added along with an appropriate rate of inflation to develop the overall expected long-term return on plan assets.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 6 — PENSION, SAVINGS AND POST RETIREMENT BENEFITS (CONTINUED)

401K PLAN

The Company has a contributory savings plan (the 401K Plan) under Section 401(k) of the Internal Revenue Code covering substantially all U.S. employees. The 401K Plan allows participants to make voluntary contributions on a pretax basis, subject to IRS limitations. The 401K Plan provides for discretionary contributions by the Company. No discretionary contributions were made during the three months ended March 31, 2013 and April 1, 2012. The Company also provides a match of a portion of salaried employee contributions. For the three months ended March 31, 2013 and April 1, 2012, total plan expense was $75 and $25, respectively.

NOTE 7 — INCOME TAXES

Components of deferred income tax assets at March 31, 2013 and December 31, 2012 follow:

	March 31, 2013	December 31, 2012
Current deferred tax assets
Inventories	$1,036	$1,036
Other	1,172	1,172
	2,208	2,208
Long-term deferred tax assets
Retirement plans	4,533	4,104
Net operating loss carryforwards	5,315	6,090
Other	17	715
	9,865	10,909
Total net deferred income tax asset	$12,073	$13,117

The Company has approximately $17,900 of federal income tax operating loss carry forwards which expires beginning in 2020 and no state net operating loss carry forwards at March 31, 2013.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 7 — INCOME TAXES (CONTINUED)

The principal components of income tax expense consist of the following:

	March 31, 2013	December 31, 2012
Current
Federal	$44	$2
State	177	6
	221	8
Deferred	775	26
	$996	$34

NOTE 8 — STOCKHOLDERS’ EQUITY

The authorized common stock of the Company consists of 200,000 shares, $.01 par value, of which 41,252 and 41,252 shares were issued and outstanding as of March 31, 2013 and December 31, 2012, respectively. The Company has also authorized 1,000 shares of Series A Redeemable Preferred Stock, $0.01 par value, of which zero shares are outstanding as of March 31, 2013. In addition, the Company has authorized one share of Series B Redeemable Junior Preferred Stock, par value $0.01. This share was issued to the United Automobile, Aerospace and Agricultural Implement Workers of America (the UAW or the Union) for the benefit of CMC employees who are members of the UAW. At any time after the New Colt Holding Corp. Profit Sharing Plan no longer holds common shares of the Company, the Company may redeem the share for a redemption price of $1.00. The Series B share has no conversion, voting or dividend rights.

The New Colt Holding Corp. Profit Sharing Plan (the Plan) owns 287 shares of common stock of the Company for the benefit of certain of its bargaining unit employees who are members of the UAW. These shares represent less than one percent of the Company’s outstanding common stock at March 31, 2013. The right to participate in this plan was terminated on September 1, 1997 and since then the Company has no obligation to make contributions to the Plan. During the three months ended March 31, 2013, the Company acquired 10 shares for $3 from the Plan on behalf of retirees who had withdrawn from the Plan. The Company did not acquire any shares during the three months ended April 1, 2012.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 8 — STOCKHOLDERS’ EQUITY (CONTINUED)

The Company has granted 100,431 nonqualified warrants to purchase common stock of the Company. No warrants were exercised during 2013 or 2012. A summary of the status of the outstanding warrants, which all expire on August 8, 2013, follows:

2013 and 2012
Number of Warrants	Warrant Exercise Price/Share	Total Exercise Price
11,709	$30	$351
87,486	39	3,412
1,236	45	56
100,431		$3,819

NOTE 9 — TRANSACTIONS WITH COLT DEFENSE LLC

The Company has entered into various transactions with Colt Defense LLC for various services and product purchases and sales. These are summarized below:

	March 31, 2013	April 1, 2012
For the three months ended:
Purchases of commercial rifles and spare parts (a)	$25,168	$8,423
Sales of marine pistols and spare parts	994	15
Rent (see Note 5)	87	40
Services agreement (b)	441	107
Utility expense (c)	64	—

	March 31, 2013	December 31, 2012
As of:
Receivables from Colt Defense LLC	151	771
Payables to Colt Defense LLC	8,846	12,321

(a)         Purchases of commercial rifles from Colt Defense LLC are made in accordance with the terms of a memorandum of understanding which expires on December 31, 2013.

(b)         The Company entered into a service agreement with Colt Defense LLC which provides for a fee to cover the costs of certain factory, data processing and other services provided to the Company by Colt Defense LLC. This agreement was renewed on July 1, 2012 and has a cost of $1,766 per year. The agreement expires on October 27, 2013 and is renewable annually thereafter.

(c)          Effective July 1, 2012, the Company began reimbursing Colt Defense LLC for a pass through of costs for electricity used by the Company.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 10 — ROYALTY INCOME

The Company has licensing agreements with third parties for limited use of the Colt trade name to promote products. Royalty income of $645 and $439 was recognized, based on the terms of the related agreements and goods sold, in connection with these agreements during the three months ended March 31, 2013 and April 1, 2012, respectively, of which $606 and $547 is receivable at March 31, 2013 and December 31, 2012, respectively, and included in other current assets on the consolidated balance sheet.

NOTE 11 — ROYALTY EXPENSE

The Company pays a third party 50% of income received from certain types of royalty income. Maximum payments under this agreement are subject to a cap. Royalty expense in connection with this agreement was $6 and $2 for the three months ended March 31, 2013 and April 1, 2012, respectively.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

During 2012, the Union filed a charge with the National Labor Relations Board (NLRB) regarding the opening of the Florida Facility. The Union charged that the Company had not fulfilled certain contractual obligations required by the collective bargaining agreement and that the Company had the obligation to bargain over the opening of a new plant in Florida. The NLRB ruled that the Union’s charge was a matter of contract interpretation and should be arbitrated pursuant to the terms of the collective bargaining agreement. The Union and the Company are currently in the process of selecting an agreeable arbitrator.

In October 2012, two former employees brought actions against the Company for wrongful termination and breach of their employment agreements. Management intends to vigorously respond to the lawsuits and believes the charges are without merit. Discovery depositions have not begun, and at this early stage of litigation the Company is unable to assess whether it is possible that any loss might be incurred which would have a material impact on the accompanying financial statements.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 12 — COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company is a defendant in Gary v. Smith and Wesson et.al., a case brought by the City of Gary, Indiana against various gun manufacturers and distributors. The suit is based on a nontraditional theory of public nuisance. Similar suits filed by other governmental agencies have all been dismissed with prejudice, some based on the Protection of Lawful Commerce in Arms Act (PLCAA). The City has taken no steps to advance the case toward trial since 2010 and it is the opinion of our outside counsel that they do not intend to pursue the matter. Moreover, based in part on the advice of legal counsel, the Company believes that the allegations of the lawsuit are without merit and that this litigation is not likely to have a material effect on the financial condition of the Company. There are no other municipal firearm lawsuits pending against the Company.

The Company is involved in other various matters of litigation incidental to the normal conduct of its business. In management’s opinion, the disposition of these matters will not have a material adverse effect on the financial condition or results of operations or cash flows of the Company.

NOTE 13 — CONCENTRATION OF RISK

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of trade receivables. Accounts receivable from three customers represented approximately 54% of trade receivables at March 31, 2013. Accounts receivable from three customers represented approximately 46% of trade receivables at December 31, 2012. During the three months ended March 31, 2013, sales from three customers were approximately 48% of net sales, respectively. During the three months ended April 1, 2012, sales from three customers were approximately 33% of net sales, respectively.

Approximately 71.84% and 74.4% at March 31, 2013 and December 31, 2012, respectively, of the Company’s workforce is subject to a collective bargaining agreement, with the Union, which expires April 1, 2014.

NEW COLT HOLDING CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND APRIL 1, 2012

NOTE 14 — OTHER LONG-TERM ASSETS

Other long-term assets consisted of the following:

	Amortized Period	March 31, 2013	December 31, 2012
Archive guns	—	$110	$110
Security deposits	—	268	268
Technical data design rights	20	501	340
		$879	$718

NOTE 15 — DEFERRED INCOME AND OTHER LONG-TERM LIABILITIES

Deferred income and other long-term liabilities consisted of the following:

	Amortized Period	March 31, 2013	December 31, 2012
Deferred license fees from Colt Defense LLC for use of certain Colt trademarks (a)	20	$1,084	$1,110
Deferred license fees with unrelated party	40	1,141	1,154
Deferred rent expense (Note 5)		319	308
		$2,544	$2,572

(a)         Under the terms of the License, Colt Defense LLC received a twenty-year-paid-up license for the limited use of certain Colt trade names, which expires December 31, 2023. Thereafter, the license may be extended for successive five-year periods.